                                                                   CONFIDENTIAL

PROJECT SURF

FAIRNESS OPINION PRESENTATION TO THE
SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

March 20, 2000


SG COWEN                                                                  SG

SG Cowen board presentation received by the special committee at its meeting on March 20, 2000, conformed to reflect comments made at or prior to the time of such meeting.

PROJECT
 SURF
                   -----------------------------------------------------------

                   INTRODUCTION

                   THE FOLLOWING MATERIALS WERE PREPARED SOLELY FOR DISCUSSION AT THE MEETING OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF SURF ("COMPANY") SCHEDULED FOR MARCH 20, 2000.

                   IN PREPARING THIS PRESENTATION, WE HAVE, WITH YOUR CONSENT, RELIED UPON INFORMATION PROVIDED BY SURF, DUNE AND OTHER PUBLICLY AVAILABLE INFORMATION. WE HAVE NOT INDEPENDENTLY VERIFIED ANY OF SUCH INFORMATION, AND HAVE RELIED ON IT BEING COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS.

                   PLEASE NOTE THAT THIS PRESENTATION IS BASED ON THE BUSINESS AND OPERATIONS OF SURF AND DUNE AS REPRESENTED TO US AS OF THE DATE HEREOF, AND DOES NOT PURPORT TO TAKE INTO CONSIDERATION ANY INFORMATION OR EVENTS ARISING SUBSEQUENT TO SUCH DATE. SG COWEN MAKES NO REPRESENTATION OR WARRANTY THAT THERE HAS BEEN NO MATERIAL CHANGE IN THE INFORMATION PROVIDED OR REVIEWED BY US IN CONNECTION HEREWITH.

                   THE INFORMATION CONTAINED HEREIN IS CONFIDENTIAL AND HAS BEEN PREPARED EXCLUSIVELY FOR THE BENEFIT AND USE OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY IN ITS CONSIDERATION OF THE PROPOSED TRANSACTION, AND MAY NOT BE USED FOR ANY OTHER PURPOSE OR REPRODUCED, DISSEMINATED, QUOTED OR REFERRED TO AT ANY TIME, IN ANY MANNER OR FOR ANY PURPOSE WITHOUT OUR PRIOR WRITTEN CONSENT. THIS PRESENTATION IS NOT FOR THE BENEFIT OF, AND DOES NOT CONVEY ANY RIGHTS OR REMEDIES TO, ANY HOLDER OF SECURITIES OF THE COMPANY OR ANY OTHER PERSON.

                   THIS PRESENTATION IS SUBJECT TO THE ASSUMPTIONS, QUALIFICATIONS AND LIMITATIONS SET FORTH HEREIN AND IN THE FORM OF OUR FAIRNESS OPINION LETTER, INCLUDED AS AN APPENDIX TO THIS PRESENTATION, AND DOES NOT CONSTITUTE A RECOMMENDATION BY SG COWEN TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OR SHAREHOLDERS OF THE COMPANY ON HOW TO VOTE WITH RESPECT TO THE PROPOSED TRANSACTION.

SG

PROJECT
 SURF
                   -----------------------------------------------------------
                   TABLE OF CONTENTS

                   1.   EXECUTIVE SUMMARY

                   2.   SURF OVERVIEW

                   3.   DUNE OVERVIEW

                   4.   VALUATION CONSIDERATIONS


SG                                                                           1

PROJECT
 SURF
                   -----------------------------------------------------------

                   EXECUTIVE SUMMARY



SG                                                                           2

PROJECT
SURF
                                                             EXECUTIVE SUMMARY
                   -----------------------------------------------------------

                   TRANSACTION SUMMARY

STRUCTURE          -    Proposed acquisition of Surf

                          Merger
                          Purchase method of accounting

CONSIDERATION      -    Dune to pay, in the aggregate, approximately $100.8
                           million(a) on a fully-diluted basis consisting of:

                           $13.25 per Surf Callable Common Share in cash

                           Warrant to purchase shares of Dune common stock valued at $2.50

WARRANT VALUE      -    For each share of Surf Callable Common Stock,
                        shareholders will receive one warrant
                        ("Warrant") representing the right to purchase a certain fraction of a share of Dune common stock

                           Exercise price of Warrant will be calculated as the average closing price of Dune common stock for the 10 consecutive trading days ending on and including the day prior to the public announcement of the transaction terms (the "Measurement Price") multiplied by 1.25

                           Conversion ratio based on Black-Scholes Option Valuation Model with a 65% volatility factor, a 60 month term, and a risk free rate which is equal to the 5 year U.S. Treasury Note

                           A fixed exchange ratio collar of 20% around the Measurement Price

                           - If the average closing price of Dune common stock for the 10 consecutive trading days ending on the day prior to closing (the "Closing Price") is at least 20% greater than or at least 20% less than the Measurement Price (the "Collar Range"), the warrant value will be fixed while the exchange ratio will fluctuate

                           - As of March 16, 2000, this collar will allow the warrant value to fluctuate between $1.81 and $3.22


              (a) Based on Treasury Method calculation which includes 6.325 million Surf Callable Common shares outstanding per Surf Form 10-Q for the period ended September 30, 1999 and 0.737 million options outstanding at a weighted average exercise price of $14.13 per Surf management as of March 14, 2000

SG                                                                           3

PROJECT
 SURF                                                        EXECUTIVE SUMMARY
                   -----------------------------------------------------------
                   TRANSACTION SUMMARY (CONTINUED)



ILLUSTRATIVE WARRANT           WARRANT VALUATION (BLACK-SCHOLES METHODOLOGY)
VALUATION                      (Per share data in US$)

                               Parameter                                         Value
                               -----------------------------------------------------------
                               Dune Stock Price (a)                              $14.53
                               Exercise Price (b)                                $18.16
                               Risk-free Rate (c)                                 6.457%
                               Assumed Volatility (d)                              65.0%
                               Years to Expiration                                  5.0
                               Type of Option                                American Style

                               ------------------------------------------------------------
                               WARRANT VALUE                                      $8.08
                               ------------------------------------------------------------

                               CONVERSION RATIO ANALYSIS
                               (Per share data in US$)

                               Item                                              Value
                               ------------------------------------------------------------
                               Warrant Value                                     $8.08

                               Value Offered                                     $2.50

                               Conversion Ratio (e)                               0.3096

                               ------------------------------------------------------------
                               MAXIMUM DUNE SHARES ISSUED (f)                     1.981
                               ------------------------------------------------------------
                               PRO FORMA OWNERSHIP                                4.169%

ILLUSTRATIVE COLLAR
ANALYSIS

                              COLLAR ANALYSIS
                              (Per share data in US$)

                                                                        Dune Stock Price at Closing
                              -----------------------------------------------------------------------------------------------------
                              $6.00    $8.00    $10.00    $11.63    $13.08   $14.53 (a)  $15.98   $17.44   $19.00   $21.00  $23.00
                              -----------------------------------------------------------------------------------------------------
Premium / (Discount)          (58.7)%  (44.9)%  (31.2)%   (20.0)%   (10.0)%   0.0%       10.0%    20.0%    30.8%    44.5%    58.3%
Warrant Value per Dune Share   $2.09    $3.32   $4.68     $5.85     $6.95    $8.08       $9.23    $10.42   $11.71   $13.40   $15.12
Conversion Ratio               0.8652   0.5454  0.3872    0.3096    0.3096   0.3096      0.3096   0.3096   0.2753   0.2406   0.2132
Warrant Value per Surf Share   $1.81    $1.81   $1.81     $1.81     $2.15    $2.50       $2.86    $3.22    $3.22    $3.22    $3.22


                   (a) Represents the average stock price for Dune Common Stock for the last ten consecutive trading days, ending on and including March 16, 2000
                   (b) Based on a 25% premium to the Dune Stock Price
                   (c) Source: Bloomberg as of March 16, 2000; represents yield on 5 year U.S. Treasury Note
                   (d) The implied volatility for Dune as of March 16, 2000 as per Bloomberg is 73.1% and the 5-year historical volatility for Dune as of February 29, 2000 as per Bloomberg is 59.8%; the 65% volatility in the warrant valuation is as set forth in the Merger Agreement
                   (e) Determined by dividing $2.50 by $8.08; represents
                       the number of Dune Common Stock shares each warrant is convertible into upon exercise
                   (f) Assumes all warrants are exercised and no effect from
                       the Treasury Method

SG                                                                             4

PROJECT
 SURF
                                                             EXECUTIVE SUMMARY
                   -----------------------------------------------------------
                   TRANSACTION SUMMARY (CONTINUED)

                   -  Merger shall be terminated by:
                        Mutual written consent of both parties

                        By either party if:
                        -  Merger has not closed on or before September 30, 2000
                        - One party breaches the Agreement and Plan of Merger in a manner which would prevent it from satisfying its closing conditions
                        - Any governmental entity prohibits the consummation of the Transaction

                        By the Company if:
                        - Surf Board of Directors has received an offer which
                          is deemed by the Special Committee to constitute a proposal that is superior, from a financial point of view, and the Special Committee has promptly notified Dune of such proposal

                   - Surf shall not initiate or solicit alternative acquisition or merger proposals

                          Should the Company receive, on an unsolicited basis, a written proposal which is deemed by the Special Committee to be superior, from a financial point of view, Surf shall promptly notify Dune of such proposal


SG                                                                           5

PROJECT
 SURF
                                                               EXECUTIVE SUMMARY
                   -------------------------------------------------------------

                   TRANSACTION SUMMARY (CONTINUED)


                   -    Fees and Expenses

                           All costs and expenses incurred in connection with this Agreement and the consummation of the Transaction shall be paid by the party incurring such expenses

                   - Farallon Capital Management LLC ("Farallon"), which owns approximately 19.5%(a) of Surf's Callable Common Shares outstanding, has agreed to vote in favor of the transaction

                   - Proposed transaction conditional upon, among other things:

                           Dune shall not have entered into any agreement for an acquisition proposal, as defined in the Agreement

                           Warrants have been approved for listing on the Nasdaq National Market

                           Expiration of HSR waiting period, if necessary

                           Surf shareholder approval of:

                           - Dune, as the sole holder of Surf Special Common Stock; and

                           - At least 50% of the holders of the Company outstanding callable common shares


                   (a) According to Form 13D filed January 11, 2000, Farallon owns approximately 1.374 million Surf Callable Common shares; for Surf, assumes 7.062 million fully-diluted shares outstanding which is based on 6.325 million Callable Common shares outstanding per Form 10-Q for the period ended September 30, 1999, 0.737 million options outstanding per Surf management as of March 14, 2000, and no effect from the Treasury Method

SG                                                                           6

PROJECT
 SURF
                                                               EXECUTIVE SUMMARY
                     -----------------------------------------------------------

                     TRANSACTION OVERVIEW

PRICE PER UNIT
                     IMPLIED PREMIUM / (DISCOUNT) ANALYSIS
PRICE PER SHARE OF   (PER SHARE DATA IN US$)
CALLABLE COMMON
STOCK

                                                                                                  IMPLIED PREMIUM / (DISCOUNT)
                                                                                          ---------------------------------------
                                                                             SURF            DUNE ORIGINAL       DUNE NEGOTIATED
                                                                      SHARE / UNIT PRICE     OFFER OF $12.50     OFFER OF $15.75
---------------------------------------------------------------------------------------------------------------------------------
Initial Offering Price - Units (December 17, 1997) (a)                        $16.00             (21.9)%              (1.6)%

Initial Offering Price Range - Callable Common Stock
(December 17, 1997) (b)                                                  $12.00 - $14.00      4.2% - (10.7)%       31.3% - 12.5%

Closing Price on February 11, 2000 - 1 Day Prior (c)                          $11.63               7.5%               35.5%

Closing Price on February 4, 2000 - 1 Week Prior (c)                          $11.00              13.6%               43.2%

Closing Price on January 14, 2000 - 1 Month Prior (c)                         $10.25              22.0%               53.7%

10-Day Average (d)                                                            $10.43              19.9%               51.1%

Last 20 Days High (c)                                                         $12.13               3.1%               29.9%

Last 20 Days Low (c)                                                           $8.94              39.9%               76.2%

Last 40 Days High (c)                                                         $12.13               3.1%               29.9%

Last 40 Days Low (c)                                                           $5.00             150.0%              215.0%

LTM High (e)                                                                  $12.13               3.1%               29.9%

LTM Low (a)(e)                                                                 $4.38             185.7%              260.0%


                   (a) Represents combined price of Surf Callable Common Stock and Dune Warrant
                   (b) Assumes a $12.00 to $14.00 offering price for the Callable Common Stock of Surf, based on a warrant valuation range of $2.00 to $4.00; $2.00 warrant valuation derived from Note 6 of Dune's Annual Report filed on Form 10-K which disclosed a fair market value for the warrants of $12.7MM; $4.00 warrant valuation provided by Surf management
                   (c) Represents closing price prior to Dune's announcement on February 14, 2000 to acquire all the outstanding shares of Surf Callable Common Stock for $12.50 per share in cash
                   (d) Represents the average stock price for Surf Callable Common Stock for the last ten consecutive trading days prior to Dune's announcement on February 14, 2000 to acquire all the outstanding Surf Callable Common Stock for $12.50 per share in cash
                   (e) Last Twelve Months ended February 11, 2000, which was the last trading day prior to Dune's announcement of Dune's original offer to acquire all the outstanding Surf Callable Common Stock for $12.50 per share in cash


SG                                                                           7

PROJECT
 SURF
                                                               EXECUTIVE SUMMARY
                   -------------------------------------------------------------
                   TRANSACTION OVERVIEW (CONTINUED)

                   OVERVIEW OF DISCOUNTED CASH FLOW ANALYSIS (a)
                   (PER SHARE DATA IN US$)

                                                                                                       RANGE OF DISCOUNT RATES
                                                                       ------------------------------------------------------------
                                                                            25.0%       27.5%       30.0%       32.5%      35.0%
                   ---------------------------------------------------------------------------------------------------------------
                   Implied Equity Value per Share Based on: (b)

                   Discounted Cash Flow - Theoretical Analysis (c)        $24.14      $18.62      $14.35      $11.00      $8.35

                   Discounted Cash Flow - Royalty Analysis (c)

                             20.0%                                        $20.21      $17.65      $15.59      $13.92     $12.54
                             17.5%                                         18.12       15.85       14.03       12.56      11.35
                             15.0%                                         16.02       14.05       12.48       11.20      10.15


                   (a)  Projections provided by Surf management
                   (b) Implied equity value per share based on Treasury Method calculation which includes 6.325 million Surf Callable Common shares outstanding per Surf Form 10-Q for the period ended September 30, 1999 and 0.737 million options outstanding at a weighted average exercise price of $14.13 per Surf management as of March 14, 2000
                   (c) Cash flows discounted back to March 31, 2000; assumes Surf receives benefit of NOL's

SG                                                                           8

PROJECT
 SURF
                                                               EXECUTIVE SUMMARY
                   -------------------------------------------------------------
                   TRANSACTION OVERVIEW (CONTINUED)

                   IMPLIED PREMIUMS TO SURF STOCK PRICE (a)
                        1 DAY PRIOR (b)(c)             20-DAY AVERAGE (b)(c)
                   -------------------------------------------------------------
                            [GRAPH]                           [GRAPH]

                   Dune Offer ($15.75)   35.5%       Dune Offer ($15.75)   56.0%
                   Global Median          7.2%       Global Median          7.3%
                   Negotiated Median     58.2%       Negotiated Median     60.9%
                   Global Mean           25.8%       Global Mean           28.6%
                   Negotiated Mean       47.6%       Negotiated Mean       52.8%


                                       20-DAYS PRIOR (b)(c)
                                    ---------------------------
                                              [GRAPH]

                                    Dune Offer ($15.75)   53.7%
                                    Global Median          8.3%
                                    Negotiated Median     49.7%
                                    Global Mean           31.4%
                                    Negotiated Mean       56.7%


                   (a) Premiums analysis for 1 Day Prior, 20-Day Average, and 20-Days Prior based on Surf's closing price on February 11, 2000, the average of Surf's closing prices from January 14, 2000 to February 11, 2000, and Surf's closing price on January 14, 2000, respectively
                   (b) For precedent transactions, premiums analysis based on the closing target company stock price one day prior to announcement, the average of the closing target company stock prices 20 trading days prior to announcement, and the target company stock price 20 trading days prior to announcement
                   (c) Premiums analysis excludes Centocor / Tocor transaction announced June 20, 1991


SG                                                                           9

PROJECT
 SURF
                                                               EXECUTIVE SUMMARY
                   -------------------------------------------------------------

                   NEXT STEPS AND TIMING


                   NEXT STEPS AND TIMING
                   -------------------------------------------------------------

                                                                                 APPROXIMATE TIMING
                   EVENT                                                             WEEK(S) OF
                   --------------------------------------------------------------------------------------------------------------
                   Execute Definitive Agreement and Announcement                      March 20

                   Prepare Proxy Statement / Prospectus                               March 20

                   Results of Surf Audit to be Delivered to the
                      Special Committee of the Board of Directors                     March 27

                   File Proxy Statement / Prospectus                                   April 2

                   Receive SEC Clearance                                       Late April / Early May

                   Mail Proxy to Shareholders                                          Mid May

                   Surf Special Meeting to Vote and Approve the Merger                Late June

                   Closing                                                            Late June


SG                                                                          10

PROJECT
 SURF
                   -----------------------------------------------------------

                   TRANSACTION CONSIDERATIONS


SG                                                                           11

PROJECT
 SURF

                                                    TRANSACTION CONSIDERATIONS
                   -----------------------------------------------------------

                   MANAGEMENT'S POTENTIAL RISKS FOR SURF STAND-ALONE


                   -    Financing

                           According to management's proposed budget for FY2000, the Company is projected to run out of money during the fourth quarter of FY2000

                           In order to complete the development of its products, Surf management estimates the Company will require approximately $166 million of additional investment capital

                   -    Further delays in the Company's clinical timeline

                           Surf management believes commercialization of either BECLOMETHASONE or BUDESONIDE could be further delayed and increased investments could be incurred should the FDA require Surf to perform additional reliability studies on SURF-TM-

                   -    Implementation of two piece cassette in SURF-TM-

                           There are no assurances that development of the two piece cassette will be completed according to the product launch schedule estimated in management's current projections

                   -    Dune Product Purchase Option

                           Under the terms of the ALBUTEROL AND PRODUCT OPTION AGREEMENT, Dune has the option to acquire Surf's rights to the use of SURF-TM- with either BECLOMETHASONE or BUDESONIDE


SG                                                                          12

PROJECT
 SURF
                                                    TRANSACTION CONSIDERATIONS
                   -----------------------------------------------------------

                   EVALUATION OF PRODUCT PURCHASE OPTION

                   EVALUATION OF PRODUCT PURCHASE OPTION(a)
                   (US$ IN MILLIONS, EXCEPT PER SHARE DATA)

                   AS OF DECEMBER 31, 1999                                   BECLOMETHASONE                BUDESONIDE
                   ---------------------------------------------------------------------------------------------------------
                   Product Specific Development Costs                             $21.6                        $6.5
                   Platform Development and Clinical Supply Readiness               4.5                         1.3
                   Project Management Fee                                           0.9                         0.3
                   Market Development Research                                      2.9                         0.9
                   Management Fee                                                   6.9                         2.1
                                                                             ---------------              --------------
                                                                                   36.7                        11.1

                   Initial Investment                                            $170.0                      $170.0
                     Interest Income                                               13.8                        13.8
                                                                             ---------------              --------------
                   Total Initial Investment                                       183.8                       183.8

                   Buyback Ratio                                                   20.0%                        6.0%
                   Exercise Price at End of CY2001 (b)                            $36.76                      $36.76

                   Buyback Price per Share                                         $7.34                       $2.21
                     Shares Outstanding (c)                                         6.401                       6.401
                                                                             ---------------              --------------
                       TOTAL BUYBACK PRICE                                        $47.0                       $14.1


                   (a)  Source:  Surf management
                   (b)  Source:  Surf IPO prospectus as of December 17, 1997
                   (c)  Based on Treasury Method calculation which includes
                        6.325 million Surf Callable Common shares outstanding per Surf Form 10-Q for the period ended
                        September 30, 1999 and 0.737 million options outstanding at a weighted average exercise price of $14.13 per Surf management as of March 14, 2000


SG                                                                           13

PROJECT
 SURF
                                                    TRANSACTION CONSIDERATIONS
                   -----------------------------------------------------------



SG                                                                          14

PROJECT
 SURF
                   -----------------------------------------------------------




                   SURF OVERVIEW



SG                                                                           15

PROJECT                                                          SURF OVERVIEW
SURF               -----------------------------------------------------------

                   BUSINESS OVERVIEW


                   - Surf went public in December 1997, and focuses on the development of a dry powder pulmonary drug delivery system (SURF-TM-) as well as certain specified asthma and chronic obstructive pulmonary disease (COPD) drugs for use with the system

                   - As of January 1, 2000, the Surf Units originally offered to the public on December 17, 1997 split into two publicly traded securities; a warrant to purchase one quarter of one share of Dune Common Stock with an exercise price of $54.84 and Surf Callable Common Stock

                           Through its ownership of Surf Special Shares, Dune has the right to purchase the Surf Callable Common Stock

                           - Range of exercise prices increases quarterly beginning January 1, 2000 in which Dune may purchase Surf Callable Common Stock for $25.26 per share


                   MARKET

                   - 1998 estimated US combined market for inhaled therapeutic drugs to treat asthma and COPD was $2.1 billion (a)


                   PRODUCTS

                   - Surf currently has two selected products in development for use with the SURF DELIVERY SYSTEM:

                           BECLOMETHASONE - Steroid used to treat the inflammatory component of asthma and certain symptoms of COPD. Currently, management expects product launch in Q4 2001

                           BUDESONIDE - Second generation steroid used to treat the inflammatory component of asthma. Currently, management expects product launch in Q4 2002

                   (a) Source: Surf Form 10-K for the period ended December 31, 1998


SG                                                                           16

PROJECT                                                          SURF OVERVIEW
SURF               -----------------------------------------------------------


                   MANAGEMENT AND BOARD OF DIRECTORS (a)

                   EXECUTIVE OFFICERS

                   NAME                             POSITION
                   -----------------------------------------------------------
                   David S. Kabakoff                Chairman of the Board of Directors, President, and Chief Executive Officer
                   Erle T. Mast                     Vice President and Chief Financial Officer

                   BOARD OF DIRECTORS (b)

                   NAME                         AGE     POSITION
                   ------------------------------------------------------------------------------------------------------------
                   SOL LIZERBRAM, RPH, D.O.      51     CHAIRMAN OF THE BOARD OF DIRECTORS OF HEALTHFUSION.COM
                   WILLIAM H. RASTETTER, PH.D    51     CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CEO OF IDEC
                                                        PHARMACEUTICALS
                   ALAIN B. SCHREIBER, M.D.      43     PRESIDENT, CHIEF EXECUTIVE OFFICER, AND DIRECTOR OF VICAL, INC.
                   Cam L. Garner                 50     Chairman of the Board of Directors and Chief Executive Officer of Dune
                   David S. Kabakoff             51     Chairman, President, Chief Executive Officer of Surf and President,
                                                        Dune Technologies

(a)   Source: Proxy statement mailed to shareholders on May 19, 1999
(b)   Bold/italics denotes Special Committee member


SG                                                                          17

PROJECT                                                          SURF OVERVIEW
SURF               -----------------------------------------------------------


                   SUMMARY OWNERSHIP PROFILE

                   OWNERSHIP BY MAJOR CLASSIFICATION AS OF DECEMBER 31, 1999


                   OFFICER / DIRECTOR OWNERSHIP (a)
                        David S Kabakoff                             81,660            1.2%
                        Erle T. Mast                                 22,000            0.3%
                        Cam L. Garner                                13,250            0.2%
                        Sol Lizerbram                                10,000            0.1%
                        William H. Rastetter                         10,000            0.1%
                        Alan B. Schrelber                            10,000            0.1%
                                                                 ----------         -------
                                                                    146,910            2.1%

                   13F FILING INSITUTIONS
                      GREATER THAN 5% HOLDERS
                        Farallon Capital Management LLC(b)        1,374,400          19.5%
                        Elan International Services (c)             937,500          13.3%
                        HBK Investments LP (d)                      935,400          13.2%
                        Lehman Brothers Holdings(e)                 441,400           6.3%
                                                                 ----------        -------
                                                                  3,688,700          52.2%

                        State Street Research and Management(f)     331,200           4.7%
                      TOTAL INSTITUTIONAL HOLDERS                 4,019,900          56.9%

                   OTHER HOLDERS                                  2,894,690          41.0%

                   -----------------------------------------------------------------------
                   TOTAL SHARES OUTSTANDING (G)                   7,061,500         100.0%
                   -----------------------------------------------------------------------
                   -----------------------------------------------------------------------

                                 [GRAPH]

                   Other Holders                     41.0%
                   Total Officers & Directors         2.1%
                   Total Institutional Ownership     56.9%


                   (a) Source: Proxy Statement mailed to shareholders on May 19, 1999
                   (b)  Source:  Surf Form 13D filed January 11, 2000
                   (c)  Source:  Surf Form 13D/A filed March 12, 1998
                   (d)  Source:  Surf Form 13D filed February 16, 2000
                   (e)  Source:  Surf Form 13G/A filed February 12, 1999
                   (f)  Source:  Surf Form 13G filed February 9, 1999
                   (g) Based on 6.325 million Callable Common shares outstanding per Form 10-Q for the period ended September 30, 1999 and 0.737 million options outstanding per Surf management as of March 14, 2000; excludes 1,000 Special Shares owned by Dune


SG                                                                        18

PROJECT                                                          SURF OVERVIEW
SURF               -----------------------------------------------------------


OVER THE LAST TWELVE MONTHS, THE SURF UNITS AND THE SHARES OF CALLABLE COMMON STOCK HAVE TRADED TO A HIGH OF $13.00 ON FEBRUARY 18, 2000 (CALLABLE COMMON STOCK), A LOW OF $4.38 ON NOVEMBER 2, 1999 (UNIT), AND ON MARCH 16, 2000, SURF CALLABLE COMMON STOCK CLOSED AT $12.56

                   HISTORICAL STOCK PRICE PERFORMANCE (a)


                                   LATEST TWELVE MONTHS (b)


                                           [GRAPH]


                   (a) On January 1, 2000, Surf Units separated into two publicly traded securities: one publicly-traded security which represents Surf Callable Common Stock and one publicly-traded security which represents a warrant to purchase one quarter of one share of Dune Common Stock; all stock price data prior to January 1, 2000 represents the price per Surf Unit as reported by Factset; on or after January 1, 2000, all stock price data represents the price per Surf Callable Common share as reported by Factset
                   (b)  Stock price data as of March 16, 2000
                   (c)  A Unit includes one share of Surf Callable Common
                        Stock and a warrant to purchase one-fourth of one share of Dune Common Stock; after January 1, 2000 unit price is based on price per Surf Callable Common share as reported by Factset plus price of Dune warrant as reported by Factset

SG

PROJECT                                                          SURF OVERVIEW
SURF               -----------------------------------------------------------

                   HISTORICAL STOCK PRICE PERFORMANCE (a)


SINCE THE COMPANY'S OFFERING OF UNITS ON DECEMBER 17, 1997, THE UNITS AND THE SHARES OF CALLABLE COMMON STOCK HAVE TRADED TO A HIGH OF $19.00 ON JANUARY 22, 1998 (UNIT), A LOW OF $4.38 ON NOVEMBER 2, 1999 (UNIT), AND ON MARCH 16, 2000, SURF CALLABLE COMMON STOCK CLOSED AT $12.56


                               SINCE SURF INITIAL PUBLIC OFFERING (b)

                   (a) On January 1, 2000, Surf Units separated into two publicly traded securities: one publicly-traded security which represents Surf Callable Common Stock and one publicly-traded security which represents a warrant to purchase one quarter of one share of Dune Common Stock; all stock price data prior to January 1, 2000 represents the price per Surf Unit as reported by Factset; on or after January 1, 2000, all stock price data represents the price per Surf Callable Common share as reported by Factset
                   (b)  Stock price data as of March 16, 2000
                   (c)  A Unit includes one share of Surf Callable Common
                        Stock and a warrant to purchase one-fourth of one share of Dune Common Stock; after January 1, 2000 unit price is based on price per Surf Callable Common share as reported by Factset plus price of Dune warrant as reported by Factset


SG                                                                           20

PROJECT                                                         SURF OVERVIEW
SURF ------------------------------------------------------------------------


HISTORICAL STOCK PRICE PERFORMANCE


DURING THE LAST TWELVE MONTHS, SURF HAS UNDERPERFORMED ITS PEER GROUP AND THE NASDAQ COMPOSITE

SURF VS. SELECTED INDICES--LATEST TWELVE MONTHS(a)


                                     [GRAPH]


(a) Stock price data as of March 16, 2000; on January 1, 2000, Surf Units separated into two publicly traded securities: one publicly-traded security which represents Surf Callable Common Stock and one publicly-traded security which represents a warrant to purchase one quarter of one share of Dune Common Stock; all stock price data prior to January 1, 2000 represents the price per Surf Unit as reported by Factset; on or after January 1, 2000, all stock price data represents the price per Surf Callable Common share as reported by Factset

(b) Emerging Drug Delivery Companies Index includes: ALKS, ARDM, CIMA, EMIS, INHL, NOVN, NSTA


SG

PROJECT                                                         SURF OVERVIEW
SURF ------------------------------------------------------------------------


FINANCIAL REVIEW


SG

PROJECT                                                         SURF OVERVIEW
SURF ------------------------------------------------------------------------


                         PROJECTED REVENUE GROWTH(a)


                                   [GRAPH]


(US$ in millions)
                     2001P    2002P    2003P    2004P     2005P     2006P     2007P
Budesonide                    $12.9   $108.4   $168.4    $219.5    $271.5    $322.6
Beclomethasone        $6.1    $30.3    $68.2    $88.9    $101.7    $116.4    $130.6
                     --------------------------------------------------------------
         Total        $6.1    $43.1   $176.6   $257.3    $321.2    $387.9    $453.2



(a)      Source: Surf management as of February 17, 2000


SG

PROJECT                                                         SURF OVERVIEW
SURF ------------------------------------------------------------------------


FINANCIAL REVIEW


 HISTORICAL AND PROJECTED FINANCIAL INFORMATION

 (US$ IN MILLIONS, EXCEPT PER SHARE DATA)

                                  HISTORICAL(A)    EST.(B)                              PROJECTED (B)
                                 ---------------- --------- -----------------------------------------------------------------------
FISCAL YEAR ENDING DECEMBER 31,   1997(C)   1998     1999      2000      2001     2002     2003    2004     2005     2006     2007
-----------------------------------------------------------------------------------------------------------------------------------
REVENUES
    Beclomethasone                 $0.0     $0.0     $0.0      $0.0      $6.1    $30.3    $68.2   $88.9   $101.7   $116.4   $130.6
    Budesonide                      0.0      0.0      0.0       0.0       0.0     12.9    108.4   168.4    219.5    271.5    322.6
                                 -------  -------  -------  --------  --------  -------  ------  -------  -------  -------  -------
      TOTAL REVENUES               $0.0     $0.0     $0.0      $0.0      $6.1    $43.1   $176.6  $257.3   $321.2   $387.9   $453.2

      TOTAL REVENUE GROWTH           NM       NM       NM        NM        NM    611.6%  309.6%    45.7%    24.8%    20.8%    16.8%

GROSS PROFIT                       $0.0     $0.0     $0.0      $0.0      $4.6    $35.0   $149.2  $220.3   $276.4   $335.6   $394.0

GROSS MARGIN                         NM       NM       NM        NM      75.9%    81.2%   84.5%    85.6%    86.1%    86.5%    86.9%

OPERATING EXPENSES
    Selling, General and
      Administrative                0.1      1.0      2.0       6.0      22.3     81.6   107.7    104.8    107.7    114.9    119.6
    Research and Development (d)    7.0     50.8     39.5      45.6      48.1      7.6     0.0      0.0      0.0      0.0      0.0
    Technology Licensing Fee        0.0      0.0      2.0       2.0       2.0      2.2     8.8     12.9     16.1     19.4     22.7
    Other Operating Expenses        0.0      0.0     17.0      19.5      18.6      0.8     0.0      0.0      0.0      0.0      0.0
                                 -------  -------  -------  --------  --------  -------  ------  -------  -------  -------  -------
      Operating Income             (7.1)   (51.8)   (60.4)    (73.2)    (86.5)   (57.1)   32.6    102.6    152.7    201.3    251.8

      OPERATING INCOME MARGIN        NM       NM       NM        NM        NM       NM    18.5%    39.9%    47.5%    51.9%    55.6%

Interest and Other Income, Net     (0.2)    (8.2)    (5.3)      0.0       0.0      0.0     0.0      0.0      0.0      0.0      0.0
                                 -------  -------  -------  --------  --------  -------  ------  -------  -------  -------  -------
    PRE-TAX INCOME                 (6.9)   (43.6)   (55.1)    (73.2)    (86.5)   (57.1)   32.6    102.6    152.7    201.3    251.8
Provision for Taxes                 0.0      0.2      0.0       0.0       0.0      0.0    11.4     35.9     53.4     70.4     88.1
                                 -------  -------  -------  --------  --------  -------  ------  -------  -------  -------  -------
    NET INCOME                    ($6.9)  ($43.8)  ($55.1)   ($73.2)   ($86.5)  ($57.1)  $21.2    $66.7    $99.2   $130.8   $163.7
                                 =======  =======  =======  ========  ========  =======  ======  =======  =======  =======  =======
    NET MARGIN                       NM       NM       NM        NM        NM       NM    12.0%    25.9%    30.9%    33.7%    36.1%

Number of Shares Outstanding      6.325    6.325    6.325     6.325     6.325    6.325   6.325    6.325    6.325    6.325    6.325

Fully Diluted E.P.S.             ($1.09)  ($6.92)  ($8.71)  ($11.57)  ($13.67)  ($9.03)  $3.35   $10.54   $15.69   $20.68   $25.87



(a)      Per Surf Form 10-K for the period ended December 31, 1998
(b)      Source:  Surf management
(c) Represents operating performance from September 23, 1997 (date of inception) through December 31, 1997 per Surf Form 10-K for the period ended December 31, 1998
(d) Projections exclude Albuterol Development Costs, New Project and System Enhancements, and Market Development Research


SG

PROJECT                                                         SURF OVERVIEW
SURF ------------------------------------------------------------------------


FINANCIAL REVIEW


VARIANCE ANALYSIS - PRODUCT REVENUES (a)

(US$ IN MILLIONS)


                                                                                       Projected
                                                             ----------------------------------------------------------
FISCAL YEARS ENDED DECEMBER 31,              1998     1999     2000      2001      2002      2003      2004       2005
-----------------------------------------------------------------------------------------------------------------------
CURRENT
   Albuterol                                 $0.0     $0.0     $0.0      $0.0      $0.0      $0.0      $0.0       $0.0
   Beclomethasone                             0.0      0.0      0.0       6.1      30.3      68.2      88.9      101.7
   Budesonide                                 0.0      0.0      0.0       0.0      12.9     108.4     168.4      219.5
   Ipratropium                                0.0      0.0      0.0       0.0       0.0       0.0       0.0        0.0
   Ipratropium / Albuterol Combination        0.0      0.0      0.0       0.0       0.0       0.0       0.0        0.0
                                           -------  -------  -------  --------  --------  --------  --------   --------
   TOTAL REVENUES                            $0.0     $0.0     $0.0      $6.1     $43.1    $176.6    $257.3     $321.2
                                           =======  =======  =======  ========  ========  ========  ========   ========
AT THE OFFERING
   Albuterol                                 $8.1    $28.8    $44.1     $62.8     $76.1     $99.9    $139.8     $170.3
   Beclomethasone                             0.0      7.0     41.9      60.6      65.9      71.7      78.0       84.8
   Budesonide                                 0.0      0.0      0.0      24.7      67.7      95.9     136.8      154.9
   Ipratropium                                0.0      0.0      0.0      13.6      28.5      38.9      47.2       49.5
   Ipratropium / Albuterol Combination        0.0      0.0      0.0       0.0      16.1      33.8      44.4       52.2
                                           -------  -------  -------  --------  --------  --------  --------   --------
   TOTAL REVENUES                            $8.1    $35.8    $85.9    $161.6    $254.4    $340.2    $446.2     $511.8
                                           =======  =======  =======  ========  ========  ========  ========   ========
VARIANCE
   Albuterol                                ($8.1)  ($28.8)  ($44.1)   ($62.8)   ($76.1)   ($99.9)  ($139.8)   ($170.3)
   Beclomethasone                             0.0     (7.0)   (41.9)    (54.5)    (35.7)     (3.5)     10.8       16.9
   Budesonide                                 0.0      0.0      0.0     (24.7)    (54.9)     12.5      31.6       64.6
   Ipratropium                                0.0      0.0      0.0     (13.6)    (28.5)    (38.9)    (47.2)     (49.5)
   Ipratropium / Albuterol Combination        0.0      0.0      0.0       0.0     (16.1)    (33.8)    (44.4)     (52.2)
                                           -------  -------  -------  --------  --------  --------  --------   --------
   TOTAL VARIANCE                           ($8.1)  ($35.8)  ($85.9)  ($155.6)  ($211.3)  ($163.6)  ($188.9)   ($190.6)
                                           =======  =======  =======  ========  ========  ========  ========   ========

-----------
(a) Source: Surf management

SG

PROJECT
SURF ------------------------------------------------------------------------


DUNE OVERVIEW


SG

PROJECT                                                          DUNE OVERVIEW
SURF -------------------------------------------------------------------------


BUSINESS OVERVIEW


- Dune develops and markets prescription pharmaceutical products for the treatment of allergies, asthma, pneumonia, and related respiratory conditions for the US respiratory market


MARKET

- Estimated size of targeted market for antihistamines, asthma / rhinitis therapies, cough / cold preparations and anti-infectives in 1998 was approximately $14 billion (a)

- Market size and fragmented nature as well as the identifiable base of physician prescribers allows Dune to achieve significant market penetration with a specialized sales force

     - As of December 31, 1998, Dune had approximately 401 pharmaceuticals sales representatives nationwide


PRODUCTS

- Dune currently sells 11 prescription product lines and also owns a separate mail service pharmacy, Health Script Pharmacy Services

- SURF PULMONARY DRUG DELIVERY SYSTEM is currently under development which aerosolizes pharmaceuticals in a powder formulation for pulmonary delivery

     - On behalf of Surf, Dune is developing certain drug applications which are currently used to treat respiratory conditions, including two steroids, BECLOMETHASONE and BUDESONIDE

     - In September 1998, Dune announced an agreement with Eli Lilly to develop pulmonary delivery technology for insulin



(a) Source:  Dune Form 10-K for the period ended December 31, 1998

SG

PROJECT                                                          DUNE OVERVIEW
SURF -------------------------------------------------------------------------

BUSINESS OVERVIEW (CONTINUED)

 OVERVIEW OF DUNE PRODUCT LINES (a)

PRODUCT CATEGORY        PRODUCT LINE                COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Asthma and COPD         -  TORNALATE                -  APPLICATION: Bronchodilator for bronchial asthma and for reversible bronchospasm

                                                    -  DELIVERY MECHANISM: Metered dose inhaler, solution for inhalation

 ....................................................................................................................................
Allergy, Cough and Cold -  ENTEX                    -  APPLICATION: Symptomatic relief of sinusitis, bronchitis, pharyngitis, and coryza when these conditions are associated with nasal congestion and viscous mucus in the lower respiratory tract

                                                    -  DELIVERY MECHANISM: Tablets and capsules

                                                    -  Originated from Procter & Gamble

                        -  NASALIDE / NASAREL       -  APPLICATION: Treatment of nasal symptoms of seasonal or perennial rhinitis

                                                    -  DELIVERY MECHANISM: Nasal solution

                                                    -  Originated from Syntex

 ....................................................................................................................................
Antibiotics             -  SEROMYCIN                -  APPLICATION: Treatment of active pulmonary and extrapulmonary tuberculosis

                                                    -  DELIVERY MECHANISM: Capsules, USP

                        -  FURADANTIN               -  APPLICATION: Treatment of urinary tract infections

                                                    -  DELIVERY MECHANISM: Oral suspension

                        -  CECLOR CD                -  APPLICATION: Treatment of mild / moderate bronchitis, pharyngitis and tonsillitis infections

                                                    -  DELIVERY MECHANISM:  Extended release tablets

                                                    -  Originated from Eli Lilly

                        -  MAXIPIME                 -  APPLICATION: Treatment of pneumonia, urinary tract, skin structure and abdominal infections

                                                    -  DELIVERY MECHANISM: Injection

                                                    -  Originated from Bristol-Myers Squibb

                        -  AZACTAM                  -  APPLICATION: Treatment of urinary tract, lower respiratory, skin structure, abdominal and gynecologic infections, and septicemia

                                                    -  DELIVERY MECHANISM: Injection

                                                    -  Originated from Bristol-Myers Squibb

SG

                                                                            29


                        -  CAPASTAT                 -  APPLICATION:  Treatment of pulmonary infections

                                                    -  DELIVERY MECHANISM: Injection

                                                    -  Originated from Eli Lilly

                        -  MYAMBUTOL                -  APPLICATION: Treatment of pulmonary tuberculosis

                                                    -  DELIVERY MECHANISM:  NA

                                                    -  Originated from American Home Products

 ....................................................................................................................................

(a) Source: Dune Form 10-K for the period ended December 31, 1998 and Dune website as of March 2000

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------

SUMMARY OWNERSHIP PROFILE

 OWNERSHIP BY MAJOR CLASSIFICATION AS OF DECEMBER 31, 1999

OFFICER / DIRECTOR OWNERSHIP (a)
   James C. Blair                                          270,900              0.6%
   Cam L. Garner                                           133,784              0.3%
   Joseph C. Cook, Jr.                                      72,999              0.2%
   Charles G. Smith                                         63,000              0.1%
   Gordon V. Ramseler                                       58,000              0.1%
   Julia Brown                                              51,727              0.1%
   Mitchel Woodbury                                         46,374              0.1%
   Herbert J. Conrad                                        34,000              0.1%
   David S. Kabakoff                                        27,809              0.1%
   David F. Hale                                            26,000              0.1%
   Charles W. Prettyman                                     15,896              0.0%
   Other                                                    76,142              0.2%
                                                 -----------------    --------------
                                                           876,631              1.9%

13F FILING INSTITUTIONS (b)
   Safeco Asset Management Co.                           2,668,300              5.9%
   American Intl Group Inc.                              2,458,300              5.4%
                                                 -----------------    --------------
                                                         5,126,600             11.3%

   OTHER INSTITUTIONAL HOLDERS                          25,432,715             55.8%
   TOTAL INSTITUTIONAL HOLDERS                          30,559,315             67.1%

OTHER HOLDERS                                           14,112,856             31.0%
------------------------------------------------------------------------------------
TOTAL SHARES OUTSTANDING (c)                            45,548,802            100.0%
------------------------------------------------------------------------------------

                                   [Graph]

     Other Holders                                  31.0%
     Total Officers & Directors                      1.9%
     Total Institutional Ownership                  67.1%

(a)  Source: Proxy Statement as of May 20, 1999
(b)  Source: CDA/Spectrum as of December 31, 1999
(c) Assumes 45,548,802 fully diluted shares outstanding for the three months ended December 31, 1999 as reported in the Dune Form 10-Q for the three month period ended September 30, 1999



                                                                            31
SG

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------

                 HISTORICAL STOCK PRICE PERFORMANCE

DURING THE LAST TWELVE                           LATEST TWELVE MONTHS (a)
MONTHS, DUNE'S STOCK
PRICE HAS RANGED FROM A
HIGH OF $19.13 ON JANUARY                                [Graphic]
13, 2000 TO A LOW OF $9.75
ON JULY 26, 1999 AND
CLOSED AT $13.75 ON MARCH
16, 2000


(a)      Stock price data as of March 16, 2000



                                                                            32
SG

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------

                 HISTORICAL STOCK PRICE PERFORMANCE

SINCE SURF'S CALLABLE                  SINCE SURF INITIAL PUBLIC OFFERING (a)
COMMON STOCK OFFERING
ON DECEMBER 17, 1997,
DUNE'S STOCK PRICE HAS
TRADED TO A HIGH OF $48.63                           [Graphic]
ON JANUARY 5, 1998, A LOW
OF $8.00 ON OCTOBER 9,
1998 AND CLOSED AT $13.75
ON MARCH 16, 2000


                                   (a)   Stock price data as of March 16, 2000


                                                                            33
SG

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------

                HISTORICAL STOCK PRICE PERFORMANCE

DURING THE LAST TWELVE    DUNE VS. SELECTED INDICES - LATEST TWELVE MONTHS (a)
MONTHS, DUNE HAS
UNDERPERFORMED ITS PEER
GROUP AND THE NASDAQ                           [Graphic]
COMPOSITE


                         (a)      Stock price data as of March 16, 2000
                         (b) Emerging Drug Delivery Companies Index includes: ALKS, ARDM, CIMA, EMIS, INHL, NOVN, NSTA
                         (c) Specialty Pharmaceutical Companies Index includes: ADRX, ALZA, BVF, ELN, FRX, IVX, JMED, MYL, SHPGY, WPI

                                                                            34
SG

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------


                 HISTORICAL STOCK PRICE PERFORMANCE

SINCE SURF'S CALLABLE       DUNE VS. SELECTED INDICES - SINCE SURF INITIAL
COMMON STOCK OFFERING                    PUBLIC OFFERING (a)
ON DECEMBER 17, 1997,
DUNE HAS UNDERPERFORMED
ITS PEER GROUP AND THE                       [Graphic]
NASDAQ COMPOSITE


                            (a)      Stock price data as of March 16, 2000
                            (b) Emerging Drug Delivery Companies Index includes: ALKS, ARDM, CIMA, EMIS, INHL, NOVN, NSTA
                            (c) Specialty Pharmaceutical Companies Index includes: ADRX, ALZA, BVF, ELN, FRX, IVX, JMED, MYL, SHPGY, WPI

                                                                            35
SG

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------

                    RESEARCH COMMUNITY SENTIMENT

SUMMARY OF RECENT ANALYST COMMENTARY

                                                           EPS ESTIMATES (a)
DATE              COMPANY                 RATING          2000E        2001E                                       COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------

03/08/00          Prudential Securities    Hold           $0.26       $0.35     -  "Product revenue is growing at a healthy clip,
                                                                                   but earnings power has remained uncertain until
                                                                                   recently . . . if Dune is insistent on closing
                                                                                   the deal (Surf), it could potentially have to
                                                                                   sweeten its bid, using more cash and pushing out
                                                                                   the timeline. With the elimination of Surf, the
                                                                                   business model going forward will now reflect
                                                                                   Dune as a bona fide maker and marketer of drugs"

-----------------------------------------------------------------------------------------------------------------------------------

02/29/00          Robertson Stephens     Long-Term        0.91        1.25      -  "Near term, we believe revenue will be driven by
                                         Attractive                                base product growth and incremental revenue from
                                                                                   product acquisitions and co-promotion
                                                                                   agreements. We believe that Dune's innovative
                                                                                   dry powder inhaler will provide the catalyst for
                                                                                   accelerating revenue and earnings growth in
                                                                                   2001-2002"

-----------------------------------------------------------------------------------------------------------------------------------

02/24/00          Hambrecht & Quist         Buy           0.92        0.32      -  "We continue to like Dune as a contrarian/value
                                                                                   play in the emerging pharma space. Using P/E is
                                                                                   meaningless in 2000 because of Surf, but our
                                                                                   number of $0.32 in 2001 is `real' and assumes no
                                                                                   Surf"

                                                                                -  "We feel very confident in our $0.92 EPS estimate
                                                                                   for 2000 with the caveat that Surf should run out
                                                                                   of its current $65 million in cash before the end
                                                                                   of the year . . . we are modeling a drop in EPS
                                                                                   to $0.32 in 2001, which assumes Dune does not
                                                                                   infuse more money into Surf"

-----------------------------------------------------------------------------------------------------------------------------------



02/23/00          Merrill Lynch          Long-Term        0.30        0.35      -  "Consolidation of Surf will eliminate most of
                                         Accumulate                                Dune's contract revenue, while R&D expense will
                                                                                   be relatively unchanged. Our 2000 pro forma
                                                                                   estimate is being adjusted to $0.30 per share
                                                                                   to reflect the impact . . . our estimate also
                                                                                   assumes that development of Surf albuterol will
                                                                                   be discontinued"

                                                                                -  "Dune's four key in-line products, along with the
                                                                                   launch of Surf products in 2002 and 2003 should
                                                                                   result in a rapid recovery in the Company's
                                                                                   profitability"
-----------------------------------------------------------------------------------------------------------------------------------

(a)  Source:  First Call; otherwise, most recent analyst report

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------

                 RESEARCH COMMUNITY SENTIMENT (CONTINUED)
                  SUMMARY OF RECENT ANALYST COMMENTARY

                                                     EPS ESTIMATES (a)
                                                    ------------------
DATE           COMPANY               RATING         2000E        2001E                           COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
02/14/00       Sutro & Co.            Buy           $0.31       $0.60     -  "If accepted, without Surf's revenues, we believe
                                                                             this year and next earnings will be reduced by
                                                                             about $0.60 and $0.55 per share, respectively. At
                                                                             the same time, management also announced that it
                                                                             will discontinue developing albuterol in the Surf
                                                                             delivery system, which should reduce its research
                                                                             expenditures somewhat. Following the buyback,
                                                                             however, the Company will be absorbing directly
                                                                             the development of BECLOMETHASONE and BUDESONIDE
                                                                             until the products are approved and launched in
                                                                             2001 and 2002"

-----------------------------------------------------------------------------------------------------------------------------------

01/25/00       CIBC World Markets     Hold           0.90        1.00     -  "Dune's 4Q99 results demonstrated continued
                                                                             momentum in key franchise product lines, placing
                                                                             the Company on target to meet management's stated
                                                                             EPS growth objectives for 2000"

-----------------------------------------------------------------------------------------------------------------------------------

               FIRST CALL MEAN (b)                  $0.92       $0.52
===================================================================================================================================

(a)  Source:  First Call; otherwise, most recent analyst report
(b)  Source:  First Call as of March 16, 2000


                                                                            38
SG

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------

                TRADING STATISTICS OF SELECTED PUBLICLY TRADED COMPANIES


                                                         Price                                            Enterprise Value
                                            ------------------------------                                as a Multiple of:
                                             Current     52 week   52 week    Market     Enterprise    -----------------------
          Company (FYE)                     (3/16/00)      High      Low       Value      Value(a)      Sales   EBITDA   EBIT
-----------------------------------------   ---------    -------   -------    --------   ----------    ------- -------- ------
SELECTED EMERGING DRUG DELIVERY COMPANIES
Alkermes, Inc. (3/31)                        $104.94     $197.00    $21.63    $2,758.4    $2,639.6     122.36x    NM      NM
Anesta Corp. (12/31)                           20.13       27.63      7.38       267.7       198.4      30.45     NM      NM
Aradigm Corp. (12/31)                          27.38       46.75      5.63       432.3       412.5      24.53     NM      NM
CIMA Labs, Inc. (21/31)                        18.02       25.63      2.44       173.2       172.6      12.89   102.7x    NM
Emisphere Technologies, Inc. (7/31)            61.69       84.50      6.50     1,319.1     1,124.8     155.66     NM      NM
Inhale Therapeutic Systems (12/31)             80.38      141.50     22.88     2,022.3     1,884.2      45.56     NM      NM
Noven Pharmaceuticals, Inc. (12/31)            12.13       27.25      4.25       271.7       263.2       8.32    43.8    67.5x

                                                                                              High     155.66x  102.7x   67.5x
                                                                                            Median      30.45    73.2    67.5
                                                                                              Mean      57.11    73.2    67.5
                                                                                               Low       8.32    43.8    67.5

Dune                                           $13.75     $19.13     $9.75      $626.3      $651.0       2.16x    8.1x   13.3x


                                                        Price/Earnings                 Estimated        CY2001 P/E/
                                            -----------------------------------        Long-term        Estimated LT
          Company (FYE)                       LTM       2000E(b)      2001E(b)         EPS Growth(c)    EPS Growth(c)
-----------------------------------------   --------   ----------     ---------       --------------   ---------------
SELECTED EMERGING DRUG DELIVERY COMPANIES
Alkermes, Inc. (3/31)                          NM          NM            NM              334.0%              NA
Anesta Corp. (12/31)                           NM          NM          36.6x               NA                NA
Aradigm Corp. (12/31)                          NM          NM            NM                NA                NA
CIMA Labs, Inc. (21/31)                        NM         69.3x        26.1                NA                NA
Emisphere Technologies, Inc. (7/31)            NM          NM            NA                NA                NA
Inhale Therapeutic Systems (12/31)             NM          NM            NM                NA                NA
Noven Pharmaceuticals, Inc. (12/31)          25.4x        26.9         15.7               40.0              0.4x

                                    High     25.4x        69.3x        36.6x             334.0%             0.4x
                                    Median   25.4         48.1         26.1              187.0              0.4
                                    Mean     25.4         48.1         26.1              187.0              0.4
                                    Low      25.4         26.9         15.7               40.0              0.4

Dune                                         19.4x        14.9x        26.4x              32.3%             0.8x


              (a) Enterprise value defined as market value plus Total Debt less Cash
              (b) Estimates are calendar year end; all estimates are SG Cowen when available; otherwise First Call
              (c)  Long-term growth rates are from IBES

                                                                            39
SG

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------

    TRADING STATISTICS OF SELECTED PUBLICLY TRADED COMPANIES (CONTINUED)

                                                         Price                                            Enterprise Value
                                            ------------------------------                                as a Multiple of:
                                             Current     52 week   52 week    Market     Enterprise    -----------------------
          Company (FYE)                     (3/16/00)      High      Low       Value      Value(a)      Sales   EBITDA   EBIT
-----------------------------------------   ---------    -------   -------    --------   ----------    ------- -------- ------
SELECTED SPECIALTY PHARMACEUTICAL COMPANIES
Alza Laboratories (12/31)                     $38.19      $53.56    $26.50    $3,967.7    $4,681.7       5.88x   18.0x   24.0x
Andrx Corporation (12/31)                      94.00      114.50     30.81     3,060.1     2,986.7       7.37    37.6    40.3
Blovall Corporation International (12/31)      50.56       71.50     16.19     2,953.2     2,846.7      16.13    33.2    37.7
Elan Corporatio, plc (12/31)                   46.00       46.50     21.25    12,857.7    13,100.8      13.04    34.2    42.6
Forest Laboratories (3/31)                     83.63       84.75     41.25     7,394.2     7,117.0       8.82    39.4    45.7
IVAX Corporation (12/31)                       26.63       28.63      7.38     4,235.5     4,224.7       6.31    37.6    54.1
Jones Pharma, Inc. (12/31)                     41.13       53.00     13.22     2,747.0     2,585.4      21.21    36.8    40.1
Mylan Laboratories (3/31)                      30.00       30.94     17.06     3,903.8     3,610.8       4.71    14.4    16.8
Shire Pharmaceutical Group (12/31)             54.50       70.00     18.63     4,585.8     4,572.5      11.39    52.1    77.3
Watson Pharmaceuticals (12/31)                 40.44       47.50     26.50     3,943.3     3,981.3       5.78    13.8    15.4

                                                                                              High      21.21x    52.1x   77.3x
                                                                                            Median       8.10     35.5    40.2
                                                                                              Mean      10.06     31.7    39.4
                                                                                               Low       4.71     13.8    15.4

                                                                                       Global High     155.66x   102.7x   77.3x
                                                                                     Global Median      12.89     37.2    40.3
                                                                                       Global Mean      29.44     38.6    42.0
                                                                                        Global Low       4.71     13.8    15.4

Dune                                          $13.75      $19.13     $9.75      $626.3      $651.3       2.16x     8.1x   13.3x


                                                        Price/Earnings                 Estimated         CY2001 P/E/
                                            -----------------------------------        Long-term         Estimated LT
          Company (FYE)                       LTM       2000E(b)      2001E(b)         EPS Growth(c)      EPS Growth(c)
-----------------------------------------   --------   ----------     ---------       --------------    ---------------
Alza Laboratories (12/31)                     29.8x       24.6x         19.9x             20.8%              1.0x
Andrx Corporation (12/31)                     61.1        72.9          38.5              51.5               0.7
Blovall Corporation International (12/31)     40.2        31.6          24.8              31.0               0.8
Elan Corporatio, plc (12/31)                  37.1        30.7          25.3              23.3               1.1
Forest Laboratories (3/31)                    59.0        55.4          36.4              27.6               1.3
IVAX Corporation (12/31)                      63.9        42.3          34.6              31.7               1.1
Jones Pharma, Inc. (12/31)                    62.7        46.7          39.5              25.5               1.6
Mylan Laboratories (3/31)                     26.9        21.0          17.9              19.2               0.9
Shire Pharmaceutical Group (12/31)           110.5        56.2          41.6              32.5               1.3
Watson Pharmaceuticals (12/31)                24.2        19.9          16.6              21.0               0.8

                               High          110.5x       72.9x         41.6x             51.5%              1.6x
                               Median         49.6        36.9          29.9              26.5               1.0
                               Mean           51.5        40.1          29.5              28.4               1.1
                               Low            24.2        19.9          16.6              19.2               0.7

                               Global High   110.5x       72.9x         41.6x            334.0%              1.6x
                               Global Median  40.2        36.9          26.1              29.3               1.0
                               Global Mean    49.2        41.5          28.7              54.8               1.0
                               Global Low     24.2        19.9          15.7              19.2               0.4

Dune                                          19.4x       14.9x         26.4x             32.3%              0.8x

(a)      Enterprise value defined as market value plus Total Debt less Cash
(b) Estimates are calendar year end; all estimates are SG Cowen when available; otherwise First Call
(c)      Long-term growth rates are from IBES

                                                                            40
SG

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------

FINANCIAL REVIEW

 HISTORICAL AND PROJECTED FINANCIAL INFORMATION

 (US$ IN MILLIONS, EXCEPT PER SHARE DATA)

                                            HISTORICAL(a)                            PROJECTED(b)
                                    ----------------------------   -----------------------------------------------    CAGR
FISCAL YEAR ENDING DECEMBER 31,       1997      1998       1999    2000      2001     2002      2003      2004     2000P-2004P
------------------------------------------------------------------------------------------------------------------------------
Revenue                             $181.3    $199.2     $301.4    $344.1    $329.7   $395.6    $497.4    $597.1       14.8%

% GROWTH                              NM         9.8       51.4      14.2      (4.2)    20.0      25.7      20.0

Gross Profit                         149.2     169.9      255.6     287.1     260.3    308.2     388.0     465.9       12.9

% OF REVENUE                          82.3      85.3       84.8      83.4      79.0     77.9      78.0      78.0

EBITDA (c)                            74.8      42.4       80.1      95.9      58.8     83.2     161.0     226.7       24.0

% OF REVENUE                          41.3      21.3       26.6      27.9      17.8     21.0      32.4      38.0

EBIT                                  59.6      21.9       49.1      60.6      24.9     42.6     109.9     165.4       28.5

% OF REVENUE                          32.9      11.0       16.3      17.6       7.6     10.8      22.1      27.7

Net Income                            21.8      22.1       32.4      42.4      16.4     28.0      75.2     114.1       28.1

% OF REVENUE                          12.0      11.1       10.8      12.3       5.0      7.1      15.1      19.1

Earnings Per Share                    $0.50     $0.46      $0.71     $0.92     $0.35    $0.60     $1.60     $2.40      27.0

% GROWTH                              NM        (7.0)      53.6      30.1     (61.6)    69.6     165.7      50.1
                                  -----------------------------------------------------------------------------------------------

                                 Merrill Lynch Adjusted EPS(d)       $0.30     $0.35    $0.70     $1.60     $2.40
                                  -----------------------------------------------------------------------------------------------

                                  -----------------------------------------------------------------------------------------------

                                 First Call Mean Estimates(e)        $0.92     $0.52    $0.68     NA        NA
                                  -----------------------------------------------------------------------------------------------

(a) Per Dune Form 10-K for the period ended December 31, 1998 and Press release dated January 24, 2000; excludes nonrecurring and extraordinary items
(b) Per Merrill Lynch Research Report as of February 7, 2000; assumes Dune purchases Surf in FY 2001; excludes impact of multi-year Allergan agreement announced February 23, 2000
(c) Assumes Depreciation and Amortization expense for the years FY 1999 to FY 2004 as a constant percentage of revenues as FY 1998
(d) Per Merrill Lynch Research Report as of February 23, 2000; assumes Dune purchases Surf in FY 2000; includes impact of multi-year Allergan agreement announced February 23, 2000
(e)  First Call Mean Estimates as of March 13, 2000

                                                                            41
SG

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------
SUMMARY CAPITALIZATION

SELECTED BALANCE SHEET ITEMS
(US $ IN MILLIONS)

                                           DECEMBER 31,                              SEPTEMBER 30,
ACCOUNT                                       1999 (a)             % OF TOTAL         1999 (b)              % OF TOTAL
--------------------------------------------------------------------------------------------------------------------------
Cash and Equivalents                          $274.4                  ---                  $266.7                ---

Current Portion of Long-Term Debt                NA                    NA                     3.9                 0.5%

Long-Term Debt (c)                             287.5                  39.4%                 287.5                39.8%
                                          ----------             ----------              --------              -------
    Total Debt (c)                             287.5                  39.4%                 291.4                40.4%


Stockholders' Equity                           441.7                  60.6%                 430.3                59.6%
                                          ----------             ----------              --------              -------
Total Capitalization                          $729.2                 100.0%                $721.8               100.0%
                                          ==========             ==========              ========              =======


(a) Source: Press release dated January 24, 2000
(b) Source: Form 10-Q for the period ended September 30, 1999
(c) Includes $287.5 million of convertible subordinated notes due July 15, 2002

                                                                            42
SG

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------

VALUATION CONSIDERATIONS






                                                                            43
SG

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------

HISTORICAL STOCK PRICE ANALYSIS






                                                                            44
SG

PROJECT                                                          DUNE OVERVIEW
SURF          ----------------------------------------------------------------

                                               HISTORICAL STOCK PRICE ANALYSIS
RELATIVE STOCK PRICE PERFORMANCE

[Graphic]                           Surf vs. Dune - Latest Twelve Months (a)

(a) Stock price data as of March 16, 2000; on January 1, 2000, Surf Units separated into two publicly traded securities: one publicly-traded security which represents Surf Callable Common Stock and one publicly-traded security which represents a warrant to purchase one quarter of one share of Dune Common Stock; all stock price data prior to January 1, 2000 represents the price per Surf Unit as reported by Factset; on or after January 1, 2000, all stock price data represents the price per Surf Callable Common share as reported by Factset

                                                                            45
SG

PROJECT                                         HISTORICAL STOCK PRICE ANALYSIS
SURF          ----------------------------------------------------------------

RELATIVE STOCK PRICE PERFORMANCE

                    SURF VS. DUNE - SINCE SURF INITIAL PUBLIC OFFERING (a)

SINCE SURF'S CALLABLE
COMMON STOCK OFFERING
ON DECEMBER 17, 1997,
DUNE HAS GENERALLY
UNDERPERFORMED SURF


                                                                     46
SG

PROJECT
SURF          ----------------------------------------------------------------

PRECEDENT TRANSACTIONS


                                                                      48
SG

PROJECT                                                  PRECEDENT TRANSACTIONS
SURF          ----------------------------------------------------------------

IMPLIED PREMIUMS PAID ANALYSIS

Implied Premiums to Surf Stock Price (a)

              [GRAPH]                           [GRAPH]
        1 Day Prior (b)(c)                20-Day Average (b)(c)

   Dune Offer ($15.75)   35.5%         Dune Offer ($15.75)   56.0%
   Global Median          7.2%         Global Median          7.3%
   Negotiated Median     58.2%         Negotiated Median     60.3%
   Global Mean           25.8%         Global Mean           28.6%
   Negotiated Mean       47.6%         Negotiated Mean       52.8%


                               [GRAPH]
                       20-Days Prior (b)(c)

                    Dune Offer ($15.75)   53.7%
                    Global Median          8.3%
                    Negotiated Median     49.7%
                    Global Mean           31.4%
                    Negotiated Mean       56.7%

    (a) Premiums analysis for 1 Day Prior, 20-Day Average, and 20-Days Prior based on Surf's closing price on February 11, 2000, the average of Surf's closing prices from January 14, 2000 to February 11, 2000, and Surf's closing price on January 14, 2000, respectively
    (b) For precedent transactions, premiums analysis based on the closing target company stock price one day prior to announcement, the average of the closing target company stock prices 20 trading days prior to announcement, and the target company stock price 20 trading days prior to announcement
    (c) Premiums analysis excludes Centocor / Tocor transactions; announced June 20, 1991

                                                                       49
SG

PROJECT                                                  PRECEDENT TRANSACTIONS
SURF          ----------------------------------------------------------------

                       PROFILE OF PRECEDENT TRANSACTIONS

PROFILE OF INITIAL OFFERINGS
(US$ IN MILLIONS, EXCEPT PER SHARE DATA)


EFFECTIVE                                                            OFFERING     OFFER        INITIAL        INVESTOR CONTRIBUTION
  DATE               ENTITY FORMED           PARENT COMPANY          PRICE(a)    VALUE(a)  CAPITALIZATION(a)  AS A % OF INITIAL CAP.
------------------------------------------------------------------------------------------------------------------------------------
06/18/98   CliniChem                    BioChem Pharma Inc.             NA(b)     NA(b)         $150.0                 0.0%
           Development, Inc.
09/18/97   Crescendo                    ALZA Corp.                      NA(c)     NA(c)          300.0                 0.0
           Pharmaceuticals Corp.
02/05/98   Neuralab Ltd.                Elan Corp.                     $40.00     $50.0           50.0               100.0
11/20/96   Axogen Ltd.                  Elan Corp.                      18.00      95.2           95.2               100.0
05/05/95   Allergan Ligand Retinoid     Allergan / Ligand               10.00      32.5          100.0                32.5
           Therapeutics
12/21/93   PerSeptive                   PerSeptive Biosystems Inc.      22.00      58.2           58.2               100.0
           Technologies II Corp.
07/14/93   Advanced Therapeutics        Elan Corp.                      20.00      78.5          113.5                69.2
           Systems Ltd.
05/21/93   Therapeutic Discovery Corp.  ALZA Corp.                      NA(d)     NA(d)          250.0                 0.0
04/28/92   Neozyme II Corp.             Genzyme Corp.                   35.00      84.5           84.5               100.0
02/13/92   Cytorad Inc.                 Cytogen Corp.                   10.00      40.3           40.3               100.0
01/21/92   Tocor I  Inc.                Centocor Inc.                   40.00      90.0           90.0               100.0
11/27/91   Aramed Inc.                  Gensia Pharmaceuticals Inc.     20.00      57.5           57.5               100.0
05/23/91   SciGenics, Inc.              Genetics Institute Inc.         22.00      46.0           46.0               100.0
11/14/90   Drug Research Corp.          Elan Corporation                11.00      43.2           43.2               100.0
10/26/90   Neozyme Corp.                Genzyme Corp.                   23.00      46.0           46.0               100.0
11/17/89   Receptech Corp.              Immunex Corp.                   12.00      27.5           27.5               100.0
07/11/89   Tocor, Inc.                  Centocor Inc.                   12.00      34.5           34.5               100.0
12/12/88   Bio-Electro Systems, Inc.    ALZA Corp.                      11.00      35.7           35.7               100.0



                                                                          50
SG

---------------------------------------------------------------------------------------------------------------------------------
     12/17/97        SURF DEVELOPMENT CORP. II           DUNE           $16.00           $101.2          $176.2          57.4%
     10/29/95        SURF DEVELOPMENT CORP.              DUNE           $30.00            $28.0          $ 41.0           68.3
---------------------------------------------------------------------------------------------------------------------------------










(a) Source: Initial Public Offering documents filed with the Securities and Exchange Commission and Securities Data Corporation as of February 24, 2000
(b) Each holder of one BioChem Common Stock has the right to receive 40 Clinichem shares
(c) Each holder of ALZA Common Stock has the right to receive one Crescendo share for every 20 shares of ALZA common stock owned; one Crescendo share for every 36 shares of ALZA Common Stock into which the holder's 5% Debentures are convertible; and one Crescendo share for every 37 shares of ALZA common stock into which the holder's 5 1/4% Debentures are convertible
(d) Each holder of ALZA Common Stock has the right to receive one Therapeutic Discovery Corp. unit for every 10 shares of ALZA Common Stock owned

PROJECT                                                  PRECEDENT TRANSACTIONS
SURF          -----------------------------------------------------------------

                PROFILE OF PRECEDENT TRANSACTIONS - EXERCISED

-------------------------------------------------------------------------------
 PROFILE OF PURCHASE TRANSACTIONS - EXERCISED
 (US$ IN MILLIONS, EXCEPT PER SHARE DATA)
-------------------------------------------------------------------------------

                                                                             EXERCISE PRICE                  PREMIUM ANALYSIS
ANNOUNCE   EXERCISE                                                           AT TIME OF   PURCHASE    ---------------------------
  DATE      DATE     TARGET                         ACQUIROR                 ANNOUNCEMENT   PRICE      1-DAY   20-DAY AVG.  20-DAY
----------------------------------------------------------------------------------------------------------------------------------
01/10/00   Pending   CliniChem Development, Inc.    BioChem Pharma Inc.           NA          NA        NA         NA         NA
11/29/99   Pending   Neuralab Ltd.                  Elan Corp.                    NA         $61.01     NA         NA         NA
11/29/99  01/01/00   Axogen Ltd.                    Elan Corp.                   $34.56       34.56      5.5%       7.3%       7.6%
09/24/97  11/25/97   Allergan Ligand Retinoid
                     Therapeutics                   Allergan / Ligand             21.97       21.97     13.0       12.5       18.4
09/10/96  10/30/96   Advanced Therapeutics
                     Systems Ltd.                   Elan Corp.                    36.00       36.00      5.1        5.7        6.7
08/26/97  09/30/97   Therapeutic Discovery Corp.    ALZA Corp.                    12.30       12.30      2.5        3.1        4.7
05/04/93  07/03/93   Drug Research Corp.            Elan Corp.                    21.00       21.00     12.8       13.5       18.3
10/18/93  12/22/93   Neozyme Corp.                  Genzyme Corp.                 45.50       49.00     NA         NA         NA
12/15/92  02/19/93   Receptech Corp.                Immunex Corp.                 26.00       26.00      7.2        7.2        8.3
06/20/91  07/02/91   Tocor, Inc.                    Centocor Inc.                 24.00       24.00    (60.5)     (60.0)     (56.8)
11/12/91  02/08/92   Bio-Electro Systems, Inc.      ALZA Corp.                    23.00       23.00      4.0        6.2        4.5

                                                    -------------------------------------------------------------------------------
                                                      EXERCISED MEDIAN (b)                               5.5%       7.2%       7.6%
                                                      EXERCISED MEAN (b)                                 7.2%       7.9%       9.8%
                                                    -------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
2/14/00(c) PENDING   SURF DEVELOPMENT CORP. II      DUNE                         $25.26      $15.75     35.5%      56.0%      53.7%
10/10/97  12/19/97   SURF DEVELOPMENT CORP.         DUNE                         $46.88      $48.97     NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        PRICE PERFORMANCE
                                                                                                         SINCE TARGET IPO
ANNOUNCE   EXERCISE                                                                   PURCHASE PRICE/  --------------------
  DATE      DATE     TARGET                         ACQUIROR                     IRR     IPO PRICE     TARGET(a)   PARENT
---------------------------------------------------------------------------------------------------------------------------
01/10/00   Pending   CliniChem Development, Inc.    BioChem Pharma Inc.          NA         NA            NA        NA
11/29/99   Pending   Neuralab Ltd.                  Elan Corp.                   NA         NA            NA        NA
11/29/99  01/01/00   Axogen Ltd.                    Elan Corp.                  23.3%      1.9x           81.9%    97.4%
09/24/97  11/25/97   Allergan Ligand Retinoid
                     Therapeutics                   Allergan / Ligand           36.0       2.2            94.4     26.3
09/10/96  10/30/96   Advanced Therapeutics
                     Systems Ltd.                   Elan Corp.                  19.5       1.8            71.3    112.1
08/26/97  09/30/97   Therapeutic Discovery Corp.    ALZA Corp.                   NA         NA            NA        4.4
05/04/93  07/03/93   Drug Research Corp.            Elan Corp.                  27.8       1.9            69.3    176.5
10/18/93  12/22/93   Neozyme Corp.                  Genzyme Corp.                NA         NA           (33.7)   101.4
12/15/92  02/19/93   Receptech Corp.                Immunex Corp.               26.8       2.2           102.1    141.9
06/20/91  07/02/91   Tocor, Inc.                    Centocor Inc.               42.0       2.0           406.3    273.0
11/12/91  02/08/92   Bio-Electro Systems, Inc.      ALZA Corp.                  26.3       2.1           101.1    261.5

                                                    -----------------------------------------------------------------------
                                                    EXERCISED MEDIAN (b)        26.8%      2.0X           88.2%   101.4%
                                                    EXERCISED MEAN (b)          28.8%      2.0X          111.6%   108.8%
                                                    -----------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
02/14/00(c) PENDING   SURF DEVELOPMENT CORP. II     DUNE                        (0.7)%     1.0X          (17.0)%  (68.5)%
10/10/97  12/19/97   SURF DEVELOPMENT CORP.         DUNE                        30.3%      1.6X           NA      242.2%
---------------------------------------------------------------------------------------------------------------------------

(a) In cases where warrant(s) has not separated from common stock, represents unit performance
(b) Premiums analysis excludes Centocor / Tocor transaction announced June 20, 1991
(c) Represents date Dune announced its offer to Surf Board of Directors to purchase Surf Callable Common Stock for $12.50 per share in cash

                                                                              52
SG

PROJECT                                                  PRECEDENT TRANSACTIONS
SURF          -----------------------------------------------------------------

                PROFILE OF PRECEDENT TRANSACTIONS - NEGOTIATED

-------------------------------------------------------------------------------
PROFILE OF PURCHASE TRANSACTIONS - NEGOTIATED
(US$ IN MILLIONS, EXCEPT PER SHARE DATA)
-------------------------------------------------------------------------------

                                                                       EX. PRICE            DISCOUNT OF
ANNOUNCE  EXERCISE                                                     AT TIME OF  PUR.    PUR. PRICE TO
  DATE      DATE     TARGET                    ACQUIROR                ANNOUNCE.   PRICE     EX. PRICE
----------------------------------------------------------------------------------------------------------
11/01/95  03/13/96   PerSeptive Tech. II       PerSeptive Biosystems
                     Corp.                     Inc.                      $33.83   $13.96       (58.7)%
09/06/96  10/29/96   Neozyme II Corp.          Genzyme Corp.             117.00    45.00       (61.5)
07/29/94  02/27/95   Cytorad Inc.              Cytogen Corp.              19.50     8.81       (54.8)
12/10/93  03/11/94   Tocor II Inc.             Centocor Inc.              58.00    40.00       (31.0)
06/16/95  11/22/95   Aramed Inc.               Gensia Pharmaceuticals
                                               Inc.                       55.40    12.75       (77.0)
06/22/95(b)12/07/95  SciGenics, Inc.           Genetics Institute Inc.    69.83    14.00       (80.0)
                                               -----------------------------------------------------------

                                               NEGOTIATED MEDIAN                               (60.1)%
                                               NEGOTIATED MEAN                                 (60.5)%
                                               -----------------------------------------------------------

----------------------------------------------------------------------------------------------------------
02/14/00(c)PENDING   SURF DEVELOPMENT CORP. II   DUNE                    $25.26   $15.75       (37.6)%
10/10/97  12/19/97   SURF DEVELOPMENT CORP.      DUNE                    $46.88   $48.97         4.5%
----------------------------------------------------------------------------------------------------------



                                                                                                                  PRICE PERFORMANCE
                                                                     PREMIUM ANALYSIS                              SINCE TARGET IPO
ANNOUNCE  EXERCISE                                              ---------------------------          PUR. PRICE/  -----------------
  DATE      DATE     TARGET              ACQUIROR               1-DAY   20-DAY AVG.  20-DAY    IRR    IPO PRICE   TARGET(a)  PARENT
-----------------------------------------------------------------------------------------------------------------------------------
11/01/95  03/13/96   PerSeptive Tech.    PerSeptive
                     II Corp.            Biosystems Inc.          64.2%    67.7%        64.2% (18.5)%    0.6x    (61.4)%   (61.4)%
09/06/96  10/29/96   Neozyme II Corp.    Genzyme Corp.             2.1      1.8          2.9    5.7      1.3      25.9      20.0
07/29/94  02/27/95   Cytorad Inc.        Cytogen Corp.            90.5    116.8        171.1   (4.1)     0.9     (53.8)    (78.8)
12/10/93  03/11/94   Tocor II Inc.       Centocor Inc.            73.9     72.8         61.6    0.0      1.0     (42.5)    (76.4)
06/16/95  11/22/95   Aramed Inc.         Gensia
                                         Pharmaceuticals Inc.     52.2     54.1         37.8  (10.7)     0.6     (58.1)    (82.4)
06/22/95(b)12/07/95   SciGenics, Inc.    Genetics Institute        2.8      3.8          2.8   (9.5)     0.6     (38.1)    (33.1)
                                         Inc.
                                         ------------------------------------------------------------------------------------------

                                         NEGOTIATED MEDIAN        58.2%    60.9%        49.7%  (6.8)%    0.8X    (48.1)%   (68.9)%
                                         NEGOTIATED MEAN          47.6%    52.8%        56.7%  (6.2)%    0.8X    (38.0)%   (52.0)%
                                         ------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
02/14/00(c)PENDING   SURF DEVELOPMENT    DUNE                     35.5%    56.0%        53.7%  (0.7)%    1.0X    (17.0)%   (68.5)%
                     CORP. II
10/10/97  12/19/97   SURF DEVELOPMENT    DUNE                      NA       NA           NA    30.3%     1.6X      NA      242.2%
                     CORP.
-----------------------------------------------------------------------------------------------------------------------------------

(a) In cases where warrant(s) has not separated from callable common stock, represents unit performance
(b) On June 22, 1995, Genetics Institute offered to purchase SciGenics for $12.00 per share in cash; on September 7, 1995, SciGenics announced it had entered into a Definitive Agreement with Genetics Institute for $14.00 per share in cash
(c) Represents date Dune announced its offer to Surf Board of Directors to purchase Surf Callable Common Stock for $12.50 per share in cash

PROJECT
SURF          -------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

                                                                              54
SG

PROJECT                                           DISCOUNTED CASH FLOW ANALYSIS
SURF          -----------------------------------------------------------------

DISCOUNTED CASH FLOW - THEORETICAL ANALYSIS (WITH NOL) (a)

PROJECTED CASH FLOWS (b)
(US$ IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                             Projected
                                        ---------------------------------------------------------------------------------------
Fiscal Year Ending December 31,           2000(c)      2001        2002       2003      2004       2005       2006       2007
-------------------------------------------------------------------------------------------------------------------------------
Sales                                    $  0.0      $  6.1      $ 43.1     $176.6    $257.3     $321.2     $387.9     $453.2
EBITDA                                    (54.9)      (86.3)      (54.8)      35.3     105.4      156.1      204.9      255.6
Less: Depreciation and Amortization         0.0        (0.2)       (2.3)      (2.7)     (2.8)      (3.5)      (3.6)      (3.8)
                                        ----------  ----------  ---------- --------- --------- ----------  --------- ----------
EBIT                                      (54.9)      (86.5)      (57.1)      32.6     102.6      152.7      201.3      251.8
Less: Income Taxes @ 35.0%(d)               0.0         0.0         0.0        0.0       0.0        0.0      (64.8)     (88.1)
                                        ----------  ----------  ---------- --------- --------- ----------  --------- ----------
          Unlevered After-Tax Income      (54.9)      (86.5)      (57.1)      32.6     102.6      152.7      136.5      163.7
Plus: Depreciation and Amortization         0.0         0.2         2.3        2.7       2.8        3.5        3.6        3.8
Less: Capital Expenditures                 (3.8)      (11.0)      (10.5)      (3.0)     (2.5)      (3.5)      (6.5)      (2.0)
Less: Working Capital Investment           (0.1)        1.0         0.2      (13.7)     (9.3)      (7.0)      (6.8)      (6.7)
                                        ----------  ----------  ---------- --------- --------- ----------  --------- ----------
          Free Cash Flow                ($ 58.7)    ($ 96.3)    ($ 65.2)    $ 18.6    $ 93.7     $145.7     $126.8     $158.8
                                        ==========  ==========  ========== ========= ========= ==========  ========= ==========

DISCOUNTED CASH FLOW VALUATION ANALYSIS
(US$ IN MILLIONS, EXCEPT EQUITY VALUE PER SHARE DATA)

                                                      Range of Discount Rates
                                     -----------------------------------------------------------
                                       25.0%       27.5%       30.0%       32.5%       35.0%
------------------------------------------------------------------------------------------------
Present Value of Free Cash Flow       ($ 12.9)    ($ 23.4)    ($ 32.2)    ($ 39.5)    ($ 45.6)
Present Value of Terminal Value(e)      112.7        87.9        69.3        55.2        44.3
                                     ---------   ---------   ---------   ---------   ---------
Implied Enterprise Value                 99.8        64.4        37.1        15.7        (1.3)
   Plus: Net Cash(f)                     54.7        54.7        54.7        54.7        54.7
                                     ---------   ---------   ---------   ---------   ---------
Implied Equity Value                   $154.5      $119.2      $ 91.8      $ 70.4      $ 53.5
Implied Equity Value per Share(g)      $ 24.14     $ 18.62     $ 14.35     $ 11.00     $  8.35
                                     =========   =========   =========   =========   =========

                                                                              55
SG

(a) Cash flows discounted back to March 31, 2000; theoretical analysis may be impacted by management's potential risks as discussed on page 12
(b)  Source: Surf management as of February 18, 2000
(c) Represents estimates for the nine months from March 31, 2000 to December 31, 2000
(d)  Assumes Surf does not receive benefit of NOL's
(e) Based on perpetual growth methodology assuming perpetual growth rate is zero
(f) Source: Surf management; represents estimated cash as of February 29, 2000, net payable to Dune
(g) Implied equity value per share based on Treasury Method calculation which includes 6.325 million Surf Callable Common shares outstanding per Surf Form 10-Q for the period ended September 30, 1999 and 0.737 million options outstanding at a weighted average exercise price of $14.13 per Surf management as of March 14, 2000

PROJECT                           DISCOUNTED CASH FLOW ANALYSIS
SURF          -------------------------------------------------
DISCOUNTED CASH FLOW - THEORETICAL ANALYSIS (WITHOUT NOL) (a)

PROJECTED CASH FLOWS (b)
(US$ IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                               PROJECTED
                                     ---------------------------------------------------------------------------------------------
FISCAL YEAR ENDING DECEMBER 31,        2000 (c)      2001        2002        2003        2004        2005        2006        2007
----------------------------------------------------------------------------------------------------------------------------------
Sales                                      $0.0        $6.1       $43.1     $176.6       $257.3      $321.2      $387.9     $453.2
EBITDA                                    (54.9)      (86.3)      (54.8)      35.3        105.4       156.1       204.9      255.6
Less: Depreciation and Amortization         0.0        (0.2)       (2.3)      (2.7)        (2.8)       (3.5)       (3.6)      (3.8)
                                         -------      -------    -------    --------     -------     -------     -------    -------
EBIT                                      (54.9)      (86.5)      (57.1)      32.6        102.6       152.7       201.3      251.8
Less: Income Taxes @ 35.0% (d)              0.0         0.0         0.0      (11.4)       (35.9)      (53.4)      (70.4)     (88.1)
                                         -------      -------    -------    --------     -------     -------     -------    -------
         Unlevered After-Tax Income       (54.9)      (86.5)      (57.1)      21.2         66.7        99.2       130.8      163.7
Plus: Depreciation and Amortization         0.0         0.2         2.3        2.7          2.8         3.5         3.6        3.8
Less: Capital Expenditures                 (3.8)      (11.0)      (10.5)      (3.0)        (2.5)       (3.5)       (6.5)      (2.0)
Less: Working Capital Investment           (0.1)        1.0         0.2      (13.7)        (9.3)       (7.0)       (6.8)      (6.7)
                                         -------     --------    -------    --------     -------     -------     -------    -------
         Free Cash Flow                  ($58.7)     ($96.3)     ($65.2)      $7.2        $57.8       $92.2      $121.1     $158.8
                                         =======     ========    =======    ========     =======     =======     =======    =======


DISCOUNTED CASH FLOW VALUATION ANALYSIS
(US$ IN MILLIONS, EXCEPT EQUITY VALUE PER SHARE DATA)


                                                                                   RANGE OF DISCOUNT RATES
                                                ----------------------------------------------------------------------------------
                                                   25.0%              27.5%             30.0%              32.5%             35.0%
----------------------------------------------------------------------------------------------------------------------------------
Present Value of Free Cash Flow                   ($46.3)            ($53.7)           ($59.6)           ($64.4)          ($68.2)
Present Value of Terminal Value (e)                112.7               87.9              69.3              55.2             44.3
                                                  ------             ------            ------             -----            -----
Implied Enterprise Value                            66.3               34.2               9.7              (9.2)           (23.9)
     Plus: Net Cash (f)                             54.7               54.7              54.7              54.7             54.7
                                                  ------             ------            ------             -----            -----
Implied Equity Value                              $121.1              $89.0             $64.4             $45.6            $30.9
Implied Equity Value per Share (g)                $18.92             $13.90            $10.07             $7.12            $4.82
                                                  ======             ======            ======             =====            =====


(a) Cash flows discounted back to March 31, 2000; theoretical analysis may be impacted by management's potential risks as discussed on page 12
(b)  Source: Surf management as of February 18, 2000
(c) Represents estimates for the nine months from March 31, 2000 to December 31, 2000
(d)  Assumes Surf does not receive benefit of NOL's
(e) Based on perpetual growth methodology assuming perpetual growth rate is zero
(f) Source: Surf management; represents estimated cash as of February 29, 2000, net payable to Dune
(g) Implied equity value per share based on Treasury Method calculation which includes 6.325 million Surf Callable Common shares outstanding per Surf Form 10-Q for the period ended September 30, 1999 and 0.737 million options outstanding at a weighted average exercise price of $14.13 per Surf management as of March 14, 2000


                                                                            57
SG

PROJECT                           DISCOUNTED CASH FLOW ANALYSIS
SURF          -------------------------------------------------

DISCOUNTED CASH FLOW - ROYALTY ANALYSIS (WITH NOL) (a)

PROJECTED CASH FLOWS (17.5% ROYALTY STREAM) (b)
(US$ IN MILLIONS)


                                                                              PROJECTED
                                     -------------------------------------------------------------------------------------------
FISCAL YEAR ENDING DECEMBER 31,         2000(c)     2001       2002       2003       2004       2005       2006       2007
--------------------------------------------------------------------------------------------------------------------------------
Sales                                      $0.0       $1.1       $7.5      $30.9      $45.0      $56.2      $67.9      $79.3
EBITDA                                    (50.9)       1.1        7.5       30.9       45.0       56.2       67.9       79.3
Less: Depreciation and Amortization         0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                         --------   --------   --------   --------   --------   --------   --------  -------
EBIT                                      (50.9)       1.1        7.5       30.9       45.0       56.2       67.9       79.3
Less: Income Taxes @ 35.0% (d)              0.0        0.0        0.0        0.0        0.0        0.0      (11.8)     (27.8)
                                         --------   --------   --------   --------   --------   --------   --------  -------
    Unlevered After-Tax Income            (50.9)       1.1        7.5       30.9       45.0       56.2       56.0       51.6
Plus: Depreciation and Amortization         0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Less: Capital Expenditures                 (3.8)       0.0        0.0        0.0        0.0        0.0        0.0        0.0
Less: Working Capital Investment           (0.1)       0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                         --------   --------   --------   --------   --------   --------   --------  -------
    Free Cash Flow                       ($54.7)      $1.1       $7.5      $30.9      $45.0      $56.2      $56.0      $51.6
                                         ========   ========   ========   ========   ========   ========   ========  =======



ROYALTY ANALYSIS
(EQUITY VALUE PER SHARE IN US$)


                                                                                       ASSUMED ROYALTY STREAM (e)
                                                            ----------------------------------------------------------------------
RANGE OF DISCOUNT RATES                                                15.0%                      17.5%                      20.0%
----------------------------------------------------------------------------------------------------------------------------------
       25.0%                                                          $16.02                     $18.12                     $20.21
       27.5%                                                           14.05                      15.85                      17.65
       30.0%                                                           12.48                      14.03                      15.59
       32.5%                                                           11.20                      12.56                      13.92
       35.0%                                                           10.15                      11.35                      12.54

(a)  Cash flows discounted back to March 31, 2000
(b) Based on projections provided by Surf management; assumes that Surf licenses out all products to a third party in exchange for royalty payments once the estimated net cash balance as of February 29, 2000 of approximately $54.7 million is exhausted
(c) Represents estimated results for the nine months from March 31, 2000 through December 31, 2000; assumes Free Cash Flows do not exceed estimated net cash as of February 29, 2000 of $54.7 million
(d)  Assumes Surf begins to receive benefit of NOL's in FY2001
(e)  Royalty ranges provided in consultation with the Company

                                                                          58
SG

PROJECT                           DISCOUNTED CASH FLOW ANALYSIS
SURF          -------------------------------------------------

DISCOUNTED CASH FLOW - ROYALTY ANALYSIS (WITHOUT NOL) (a)

PROJECTED CASH FLOWS (17.5% ROYALTY STREAM) (b)
(US$ IN MILLIONS)


                                                                              PROJECTED
                                     -------------------------------------------------------------------------------------------
FISCAL YEAR ENDING DECEMBER 31,         2000(c)     2001       2002       2003       2004       2005       2006       2007
--------------------------------------------------------------------------------------------------------------------------------
Sales                                      $0.0       $1.1       $7.5      $30.9      $45.0      $56.2      $67.9      $79.3
EBITDA                                    (50.9)       1.1        7.5       30.9       45.0       56.2       67.9       79.3
Less: Depreciation and Amortization         0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                         ------     ------     ------     ------     ------     ------      -----     ------
EBIT                                      (50.9)       1.1        7.5       30.9       45.0       56.2       67.9       79.3
Less: Income Taxes @ 35.0% (d)              0.0       (0.4)      (2.6)     (10.8)     (15.8)     (19.7)     (23.8)     (27.8)
                                         ------     ------     ------     ------     ------     ------      -----     ------
    Unlevered After-Tax Income            (50.9)       0.7        4.9       20.1       29.3       36.5       44.1       51.6
Plus: Depreciation and Amortization         0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Less: Capital Expenditures                 (3.8)       0.0        0.0        0.0        0.0        0.0        0.0        0.0
Less: Working Capital Investment           (0.1)       0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                         ------     ------     ------     ------     ------     ------      -----     ------
    Free Cash Flow                       ($54.7)      $0.7       $4.9      $20.1      $29.3      $36.5      $44.1      $51.6
                                         ======     ======     ======     ======     ======     ======      =====     ======


 ROYALTY ANALYSIS
 (EQUITY VALUE PER SHARE IN US$)


                                                           ASSUMED ROYALTY STREAM (e)
                                ----------------------------------------------------------------------------------
RANGE OF DISCOUNT RATES                    15.0%                      17.5%                      20.0%
------------------------------------------------------------------------------------------------------------------
         25.0%                             $13.05                     $15.00                     $16.96
         27.5%                              11.37                      13.02                      14.68
         30.0%                              10.04                      11.46                      12.88
         32.5%                               8.99                      10.21                      11.44
         35.0%                               8.13                       9.20                      10.27


(a)  Cash flows discounted back to March 31, 2000
(b) Based on projections provided by Surf management; assumes that Surf licenses out all products to a third party in exchange for royalty payments once the estimated net cash balance as of February 29, 2000 of approximately $54.7 million is exhausted
(c) Represents estimated results for the nine months from March 31, 2000 through December 31, 2000; assumes Free Cash Flows do not exceed estimated net cash as of February 29, 2000 of $54.7 million
(d)  Assumes Surf does not receive benefit of NOL's
(e)  Royalty ranges provided in consultation with the Company


                                                                            59
SG